EXHIBIT 99.1
ParkOhio Announces Results for the First Quarter of 2014

•First quarter revenues of $317.8 million increased 12.3% from $283.0 million in the prior year quarter
•First quarter earnings were $0.82 per share
•EBITDA, as defined totaled $29.3 million for the first quarter

CLEVELAND, OHIO, May 5, 2014 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced its results for the first quarter of 2014.

FIRST QUARTER RESULTS
Net sales were $317.8 million for the first quarter of 2014, an increase of $34.8 million, or 12.3%, from net sales of $283.0 million for the first quarter of 2013. ParkOhio reported net income attributable to ParkOhio common shareholders of $10.1 million, or $0.82 per diluted share, for the first quarter of 2014. This compares to net income attributable to ParkOhio common shareholders of $10.3 million, or $0.85 per diluted share, for the first quarter of 2013, which included the impact of the net loss of $0.4 million, or $0.03 per diluted share, from discontinued operations, net of taxes. In addition, EBITDA, as defined was $29.3 million during the first quarter of 2014 and compares to EBITDA, as defined of $28.6 million during the first quarter of 2013.

Edward F. Crawford, Chairman and Chief Executive Officer stated, “ParkOhio faced some early headwinds in the first quarter of 2014, however key operating components of the company performed well.  We remain confident that we can achieve earnings results within our range of guidance provided earlier this year of $4.32 to $4.72 per share for 2014.”

DIVIDEND DECLARATION

Earlier today, Park-Ohio Holdings Corp. announced that its Board of Directors declared a quarterly dividend of $0.125 per common share. The dividend will be paid on June 9, 2014 to shareholders of record as of the close of business on May 23, 2014.

A conference call reviewing ParkOhio’s first quarter results will be broadcast live over the Internet on Tuesday, May 6, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.

ParkOhio is a leading provider of supply management services and a manufacturer of highly-engineered products. Headquartered in Cleveland, Ohio, the Company operates 40 manufacturing sites and 52 supply chain logistics facilities.

This news release contains forward-looking statements, including statements regarding future performance of the Company that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

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These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to the following: our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general domestic economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including the uncertainties related to the current global financial crises; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; the outcome of the investigation being conducted by the special committee of our Board of Directors; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending, which could be lower due to the effects of the recent financial crises; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends; and the other factors we describe under the “Item 1A. Risk Factors” included in the Company’s annual report on Form 10-K for the year ended December 31, 2013. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	EDWARD F. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
		Adjusted (1)
	2014	2013
	(In millions, except earnings per share data)
Net sales	$317.8	$283.0
Cost of sales	261.8	231.4
Gross profit	56.0	51.6
Selling, general and administrative expenses	33.1	28.4
Operating income	22.9	23.2
Interest expense	7.0	6.5
Income from continuing operations before income taxes	15.9	16.7
Income tax expense	5.6	6.0
Net income from continuing operations	10.3	10.7
Loss from discontinued operations, net of taxes	—	(0.4)
Net income	10.3	10.3
Net income attributable to noncontrolling interest	(0.2)	—
Net income attributable to ParkOhio common shareholders	$10.1	$10.3

Earnings (loss) per common share attributable to ParkOhio common shareholders - Basic:
Continuing operations	$0.84	$0.90
Discontinued operations	—	(0.03)
Total	$0.84	$0.87
Earnings (loss) per common share attributable to ParkOhio common shareholders - Diluted:
Continuing operations	$0.82	$0.88
Discontinued operations	—	(0.03)
Total	$0.82	$0.85
Weighted-average shares used to compute earnings per share:
Basic	12.0	11.9
Diluted	12.3	12.1
Other financial data:
EBITDA, as defined	$29.3	$28.6

(1)	Adjusted to reflect the discontinued operations.

Supplemental Non-GAAP Financial Measures (Unaudited)
Park-Ohio Holdings Corp. and Subsidiaries

EBITDA, as defined reflects net income attributable to ParkOhio common shareholders before interest expense and income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company's Revolving Credit Agreement. EBITDA is not a measure of performance under GAAP and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management uses EBITDA to assess the Company's performance and believes that EBITDA is useful to investors as an indication of the Company's satisfaction of its Debt Service Ratio covenant in its Revolving Credit Agreement. Additionally, EBITDA is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA, as defined herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income attributable to ParkOhio common shareholders to EBITDA, as defined:

	Three Months Ended March 31,
		Adjusted (1)
	2014	2013
	(In millions)
Net income attributable to ParkOhio common shareholders	$10.1	$10.3
Add back:
Interest expense	7.0	6.5
Income tax expense	5.6	5.8
Depreciation and amortization	5.3	4.6
Share-based compensation	1.3	1.4
EBITDA, as defined	$29.3	$28.6

(1)	Adjusted to reflect the discontinued operations.

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31, 2014	December 31, 2013
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$59.0	$55.2
Accounts receivable, net	184.5	165.7
Inventories, net	227.5	221.4
Deferred tax assets	26.3	25.2
Unbilled contract revenue	9.4	8.7
Other current assets	18.1	20.1
Total current assets	524.8	496.3
Property, plant and equipment, net	114.6	115.4
Goodwill	60.4	60.4
Intangible assets, net	65.2	66.2
Other long-term assets	82.2	80.4
Total assets	$847.2	$818.7

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$121.5	$112.0
Accrued expenses and other	84.7	79.9
Current portion of long-term debt	4.5	4.4
Current portion of other postretirement benefits	1.7	1.7
Total current liabilities	212.4	198.0
Long-term liabilities, less current portion:
Senior Notes	250.0	250.0
Credit facility	128.7	126.2
Other long-term debt	2.9	3.0
Deferred tax liabilities	46.3	45.3
Other postretirement benefits and other long-term liabilities	31.5	32.2
Total long-term liabilities	459.4	456.7
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	170.2	159.0
Noncontrolling interest	5.2	5.0
Total equity	175.4	164.0
Total liabilities and shareholders’ equity	$847.2	$818.7

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In millions)
OPERATING ACTIVITIES
Net income	$10.3	$10.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5.3	4.6
Share-based compensation	1.3	1.4
Changes in operating assets and liabilities:
Accounts receivable	(17.2)	(10.1)
Inventories and other current assets	(6.2)	(9.2)
Accounts payable and accrued expenses	11.7	18.1
Other	(1.2)	1.3
Net cash provided by operating activities	4.0	16.4
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(3.1)	(6.0)
Proceeds from sale and leaseback transactions	—	1.9
Net cash used by investing activities	(3.1)	(4.1)
FINANCING ACTIVITIES
Payments on term loans and other debt	(1.1)	(0.9)
Proceeds from (payments on) revolving credit facility, net	3.5	(3.7)
Issuance of common stock under stock option plan	0.8	—
Purchase of treasury stock	(0.8)	(0.1)
Net cash provided (used) by financing activities	2.4	(4.7)
Effect of exchange rate changes on cash	0.5	(1.1)
Increase in cash and cash equivalents	3.8	6.5
Cash and cash equivalents at beginning of period	55.2	44.4
Cash and cash equivalents at end of period	$59.0	$50.9
Income taxes paid	$1.4	$4.7
Interest paid	$1.1	$0.8

Park-Ohio Holdings Corp. and Subsidiaries
Business Segment Information (Unaudited)

	Three Months Ended March 31,
		Adjusted (1)
	2014	2013
	(In millions)
NET SALES
Supply Technologies	$134.4	$111.8
Assembly Components	108.1	92.2
Engineered Products	75.3	79.0
	$317.8	$283.0

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
Supply Technologies	$10.8	$9.4
Assembly Components	8.1	6.8
Engineered Products	10.6	12.3
Total segment operating income	29.5	28.5
Corporate costs	(6.6)	(5.3)
Interest expense	(7.0)	(6.5)
Income from continuing operations before income taxes	$15.9	$16.7

(1)	Adjusted to reflect the discontinued operations.